UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Coleman Avenue San Jose, CA		95510
(Address of Principal Executive Offices)		(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2020, Laurie Simon Hodrick, Ph.D. and Gina A. Luna were appointed to the board of directors of Roku, Inc. Ms. Hodrick was appointed to serve as a Class I director whose term will expire at our 2021 annual meeting of stockholders. Ms. Luna was appointed to serve as a Class II director whose term will expire at our 2022 annual meeting of stockholders. There is no arrangement or understanding between Ms. Hodrick or Ms. Luna and us, or any other person, pursuant to which they were appointed as directors. Ms. Hodrick and Ms. Luna have also been appointed to the audit committee of the board of directors.

In accordance with our Non-Employee Director Compensation Policy, as amended from time to time, Ms. Hodrick and Ms. Luna will each receive an annual cash retainer of $45,000 for serving on the board of directors and an annual cash retainer of $10,000 for serving on the audit committee, both paid quarterly. Ms. Hodrick and Ms. Luna were each granted pursuant to our 2017 Equity Incentive Plan: (1) a stock option to purchase 780 shares of Class A common stock with an exercise price of $289.10 per share, the closing price of our Class A common stock as reported on the Nasdaq Global Select Stock Market on December 3, 2020, which will vest in six equal monthly amounts, and (2) a restricted stock unit for 269 shares of Class A common stock, which will vest in full on the date of our 2021 annual meeting of stockholders. These equity awards have an aggregate annualized grant date value of $225,000, pro-rated on a monthly basis for the period commencing on December 3, 2020 and ending on the expected date of our 2021 annual meeting of stockholders. In the event of a change in control of Roku, all of Ms. Hodrick’s and Ms. Luna’s respective unvested equity awards will vest immediately prior to the consummation of such change in control.

Each of Ms. Hodrick and Ms. Luna will enter into our standard form of indemnification agreement, which is attached as Exhibit 10.9 to our Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 18, 2017 (File No. 333-220318).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: December 7, 2020
	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer